UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Cryoport, Inc. (the “Company”) concluded its 2015 Annual Meeting of Stockholders (“Annual Meeting”) on November 20, 2015. The Annual meeting was initially commenced on October 28, 2015 and the Company previously disclosed the final voting results with respect to Proposal Nos. 1, 2, 3, and 5. The Annual Meeting was adjourned until November 20, 2015 to allow additional time to vote on Proposal No. 4. The final voting results for Proposal No. 4, which is described in detail in the Proxy, are set forth below.

	Votes For	Votes Against	Abstain	Broker Non-Votes
Proposal No. 4: To amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 20,833,333 shares to 50,000,000 shares. This proposal was approved.	4,870,017	2,931,994	26,719	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: November 23, 2015	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer